Exhibit 99

Power of  Attorney

date	8 February 2006

Address	31 Gresham Street, London, EC2V 7QA, UK

Name	Schroder Investment Management Limited

T. J. Willoughby, Director

/s/ T.J. Willoughgy

I hereby appoint the party named below to act as representative in providing any such reports and copies of the documents as may be necessary under the terms of section 13D and/or section 13G of the Securities and Exchange Act 1934.

1.                                       Address of representative

875 Third Avenue, 22nd Floor, New York, N.Y. 10022

2.                                       Name of representative

Schroder Investment Management North America Inc.,

Stephen DeTore, Compliance Officer